CONFIDENTIAL

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50924	36-4173371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of 4.875% Senior Notes due 2025

On October 25, 2017 (the “Closing Date”), Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), completed the previously announced private offering by its wholly-owned subsidiary, Beacon Escrow Corporation (the “Issuer”), of $1.3 billion aggregate principal amount of its 4.875% Senior Notes due 2025 (the “Notes”) at an issue price of 100%.

The Notes were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The Issuer has deposited the net proceeds of the offering, together with certain additional funds (as described below), into a segregated escrow account with U.S. Bank National Association, as escrow agent (the “Escrow Agent”). The Company intends to use the net proceeds of the offering of the Notes to fund a portion of the purchase price for the previously announced acquisition (the “Allied Acquisition”) of the outstanding capital stock of Allied Building Products Corp. and an affiliated entity (together with its and their respective subsidiaries, “Allied”). If the Allied Acquisition is not consummated on or before August 31, 2018 (the “Outside Date”) or, prior to the Outside Date, the Stock Purchase Agreement, dated as of August 24, 2017, by and among the Company, Oldcastle, Inc. and Oldcastle Distribution, Inc. (relating to the Allied Acquisition) is terminated or the Company notifies the Trustee and the Escrow Agent or otherwise announces that the Allied Acquisition will not be pursued, then the Issuer will be required to redeem all of the Notes at a redemption price equal to (i) 100% of the principal amount of the Notes if the special mandatory redemption date occurs on or prior to February 28, 2018 or (ii) 101% of the principal amount of the Notes if the special mandatory redemption date occurs after February 28, 2018, in each case plus accrued and unpaid interest, if any, to the date of redemption, and, in such event, the Escrowed Property (as defined below) will be applied to fund such redemption price.

Substantially concurrent with the consummation of the Allied Acquisition, (i) the Issuer will merge with and into the Company, with the Company continuing as the surviving corporation (the “Escrow Merger”); and (ii) the Company, certain of the direct and indirect subsidiaries of the Company (collectively, the “Guarantors”) and the Trustee will execute and deliver a supplemental indenture to the Indenture, pursuant to which the Company will assume all of the obligations of the Issuer under the Notes and the Indenture and each Guarantor will become a guarantor with respect to the Notes (the “Assumption”).

The terms of the Notes are governed by the indenture, dated as of the Closing Date (the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”).

Interest and Maturity. The Notes bear interest at a rate of 4.875% per annum and mature on November 1, 2025. Interest is payable on the Notes on May 1 and November 1 of each year, commencing on May 1, 2018.

Guarantees. Upon consummation of the Escrow Merger and the Assumption, the Company’s obligations under the Notes will be jointly and severally and fully and unconditionally guaranteed (the “Guarantees”) by the Guarantors and (subject to certain exceptions set forth in the Indenture) by certain domestic subsidiaries of the Company that guarantee the new senior secured term loan “B” facility to be entered into upon consummation of the Allied Acquisition or any other capital market indebtedness of the Company.

Ranking. The Notes will initially be senior secured obligations of the Issuer, secured by first-priority liens on the Escrowed Property (as defined below) held in the Escrow Account (as defined below). Upon consummation of the Escrow Merger and the Assumption, the Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior debt, senior in right of payment to all of its existing and future subordinated debt, effectively subordinated to all of its secured indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities of its non-guarantor subsidiaries.

Covenants. The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur (or guarantee) additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments or certain other restricted payments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries as unrestricted subsidiaries. The Company will become subject to these covenants following the Assumption. These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture.

Certain of these covenants will be suspended if the Notes achieve investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Investors Ratings Service and no default or event of default has occurred and is continuing.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

Redemption. From and after the Assumption, the Company may redeem the Notes, in whole or in part, at any time and from time to time (1) prior to November 1, 2020, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium as set forth in the Indenture and the Notes; and (2) on and after November 1, 2020, at the redemption prices set forth in the Indenture and the Notes. In addition, at any time after the Assumption and prior to November 1, 2020, the Company may redeem on one or more occasions up to 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more equity offerings, as described in the Indenture, at a redemption price equal to 104.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences certain change of control events, the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. If the Company sells certain assets and does not reinvest the net proceeds or repay senior debt in compliance with the Indenture, it must offer to repurchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

No Registration Rights. The Notes and the Guarantees will not have the benefit of any registration rights.

Escrow Agreement

On the Closing Date, in connection with the issuance of the Notes, the Issuer entered into an agreement (the “Escrow Agreement”) with the Trustee, as secured party, and the Escrow Agent, pursuant to which the Issuer deposited in a segregated escrow account (the “Escrow Account”) with the Escrow Agent (collectively, with any other property from time to time held by the Escrow Agent for the benefit of holders of the Notes, the “Escrowed Property”): (i) an amount equal to the net proceeds of the offering of the Notes and (ii) an additional amount in cash that, when taken together with the net proceeds of the offering of the Notes deposited into the Escrow Account, is equal to 100.0% of the principal amount of the Notes plus the amount of interest that will accrue on the Notes through October 31, 2017. In addition, the Escrow Agreement provides that on or prior to the date that is five business days prior to the last day of each month, from and including October 2017 through and including July 2018 (in each case, unless the release of the Escrowed Property pursuant to the Escrow Agreement (the “Escrow Release”) has occurred), the Issuer will deposit, or the Company will cause to be deposited, into the Escrow Account an amount in cash equal to the amount of interest that will accrue on the Notes from (and including) the first day of the following month through (and including) the last day of such following month. In the event that the conditions to the Escrow Release have not been satisfied on or prior to February 28, 2018, the Escrow Agreement requires the Issuer to deposit, or the Company to cause to be deposited, into the Escrow Account on March 1, 2018 an additional amount of cash that, when taken together with the Escrowed Property (excluding amounts deposited in respect of prefunded interest) then held in the Escrow Account, is equal to 101.0% of the principal amount of the Notes.

The foregoing description of the Indenture and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Escrow Agreement, respectively, copies of which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the heading “Issuance of 4.875% Senior Notes due 2025” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 25, 2017, between Beacon Escrow Corporation and U.S. Bank National Association, as trustee.

4.2	Form of 4.875% Senior Notes due 2025 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

10.1	Escrow Agreement, dated as of October 25, 2017, among Beacon Escrow Corporation, U.S. Bank National Association, as secured party, and U.S. Bank National Association, as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Dated: October 26, 2017	By:	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President and Chief Financial Officer